EXHIBIT A
JOINT FILING AGREEMENT
                       In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D and Schedule 13G (including amendments thereto) with regard to the Class A Common Stock of Blockbuster Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 20, 2007.

Highland Equity Opportunities Fund
By:	Highland Fund I, its management investment company
By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President

Highland Capital Management, L.P.
By:	Strand Advisors, Inc., its general partner
By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President

Strand Advisors, Inc.
By:	/s/ James Dondero
	Name:	James Dondero
	Title:	President

James Dondero

/s/ James Dondero